UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 13, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 13, 2008, Wynn Resorts, Limited (the “Registrant”) entered into an Equity Underwriting Agreement, dated November 13, 2008, between the Registrant and Deutsche Bank Securities Inc. and Banc of America Securities LLC (the “Underwriters”), for the sale by the Registrant of 8,000,000 shares of its common stock, par value $0.01 per share. Pursuant to the Equity Underwriting Agreement, the Registrant granted Deutsche Bank Securities Inc. and Banc of America Securities LLC the right to purchase up to 1,200,000 additional shares to cover over-allotments, if any. The Equity Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Registrant’s press releases dated November 13, 2008, relating to the stock offering, are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The Registrant intends to use the net proceeds for general corporate purposes, including repayment of any of the Registrant’s debt or debt of its subsidiaries.

The Underwriters and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Registrant and its affiliates, from time to time, for which they have received customary fees and expenses.

Deutsche Bank Securities Inc. acted as joint lead arranger and joint book-running manager, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., acted as administrative agent, Banc of America Securities LLC acted as joint lead arranger and joint book-running manager, Bank of America, N.A., an affiliate of Banc of America Securities LLC, acted as syndication agent, and certain of the foregoing entities or affiliates of the foregoing entities have made extensions of credit to the Registrant in connection with a credit facility, dated as of June 21, 2007, as amended, providing for a delayed-draw term loan facility to the Registrant in the aggregate principal amount of $1.0 billion.

Deutsche Bank Securities Inc. acted as lead arranger and joint book-running manager, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities, Inc., acted as administrative agent, issuing lender and swing line lender, Banc of America Securities LLC acted as lead arranger and joint book running manager, Bank of America, N.A., an affiliate of Banc of America Securities LLC, acted as syndication agent, and certain of the foregoing entities or affiliates of the foregoing entities have made extensions of credit to the Registrant in connection with the amended and restated credit agreement, dated as of August 15, 2006, as amended, providing for revolving credit and term loan borrowings to Wynn Las Vegas, LLC, an indirect subsidiary of the Registrant, in the aggregate principal amount of $1.125 billion, which may be increased to an aggregate principal amount of $1.575 billion under certain circumstances and upon the satisfaction of certain conditions.

Deutsche Bank AG, Hong Kong Branch, an affiliate of Deutsche Bank Securities Inc. and Bank of America Securities Asia Limited, an affiliate of Banc of America Securities LLC, each acted as a global coordinating lead arranger under a $1.550 billion amended credit agreement executed on June 27, 2007 by an affiliate of the Registrant.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

1.1	Equity Underwriting Agreement, dated November 13, 2008.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated November 13, 2008, by Wynn Resorts, Limited.

99.2	Press Release, dated November 13, 2008, by Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2008

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President, General
Counsel and Secretary